SCHEDULE 14C
             		 INFORMATION REQUIRED IN INFORMATION STATEMENT

                    			    Information Statement
             		       Pursuant to Section 14(c) of the
               	       Securities Exchange Act of 1934

Check the appropriate box:
[x]     Preliminary Information Statement
[ ]     Confidential, for use of the Commission only
[ ]     Definitive Information Statement

                		    Steiner Optics International, Inc.
       	      (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)    Title of each class of securities to which transaction applies:

  ..................................................................

  2)    Aggregate number of securities to which transaction applies:

  ..................................................................

  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

  4)    Proposed maximum aggregate value of transaction:

  ...................................................................

  5)    Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ]     Check box if any part of the fee is offset as provided by Exchange
	Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)    Amount Previously Paid:

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  2)    Form, Schedule or Registration Statement No.:

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  3)    Filing Party:

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  4)    Date Filed:

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              	      STEINER OPTICS INTERNATIONAL, INC.
                     		  Dr. Hans-Frisch-Strasse 9
                    			  D-95448 Bayreuth, Germany


                    			    INFORMATION STATEMENT




To the Holders of Common Stock:


	The purpose of this Information Statement is to notify you that Carl Steiner, the holder of shares representing a majority of the Common Stock of Steiner Optics International, Inc. (the "Company"), has given his written consent to the resolutions adopted by the Board of Directors of the Company to (1) amend the certificate of incorporation of the Company so as to
(i) effect a reverse split of the Common Stock of the Company in the ratio of 1:1,000, and (ii) authorize the Company to issue additional 850,000 shares of the Common Stock of the Company and (2) adopt the 2000 Stock and Stock Option Plan (the "Plan"). The management anticipates that this Information Statement will be mailed to shareholders of record on May 15, 2000. On or after June 12, 2000, (i) the Plan will be deemed approved and (ii) the amendment to the Certificate of Incorporation will be filed with the Delaware Secretary of State and become effective.

	The Delaware Corporation Law permits holders of a majority of the voting power to take shareholder action by written consent in lieu of a meeting and a vote thereat. Accordingly, the Company will not hold a meeting of its shareholders to consider or vote upon the proposed amendment to the certificate of incorporation of the Company.



            		      WE ARE NOT ASKING YOU FOR A PROXY.
            		  YOU ARE REQUESTED NOT TO SEND US A PROXY.




May 15, 2000                            CARL STEINER, President

                                   					ROBERT ECKERT, CFO


                     			   VOTING SECURITIES

	All stockholders of record for purposes of this stockholder action are determined as of the close of business on May 4, 2000 (the "Record Date"). As of the Record Date, 150,000,000 shares of common stock of the Company, par value $0.00001 ("Common Stock"), were authorized and issued. Each share of Common Stock is entitled to one vote. On the Record Date, there were 149,275,984 shares of Common Stock issued, outstanding and entitled to vote.



                       			PRINCIPAL STOCKHOLDERS

	The following table sets forth the equity securities of the Company beneficially owned (i) by any person who, to the knowledge of the Company, owned beneficially more than 5% of the voting stock as of May 4, 2000,
(ii) by all directors of the Company, and (iii) by the directors and officers of the Company as a group. The table also indicates the percentage of the total voting power represented by such shares. None of the persons identified below owns any securities of the Company other than the shares of Common Stock listed below.

                                 							Amount and
                                    				Nature of       Percentage
                                   					Beneficial      of  Voting
Title of Class      Beneficial Owner    Ownership       Power
-------------------------------------------------------------------
Common Stock,       Carl Steiner        104,046,694(a)  69.4%
par value $0.00001                       shares of
                                   					 record
Common Stock,       Robert Eckert                 0      0%
par value $0.00001                       shares of
                                   					 record
Common Stock,       All Directors and   104,046,694(a)  69.4%
par value  $0.00001  Officers as a       shares of
	              	     Group (2 persons)   record


(a)  Includes 500,000 shares held by Mr. Steiner's son.



                    			  EXECUTIVE COMPENSATION

	The following table sets forth all compensation awarded to, earned by, or paid by Steiner Optik GmbH, a German limited liability company and a wholly-owned subsidiary of the Company, to Messrs. Steiner & Eckert, the Company's only executive officers, for services rendered in all capacities to Steiner Optik GmbH during the fiscal years ended December 31, 1997, 1998 and 1999, respectively:

              	       Summary Compensation Table

Name and Position         Year    Salary          Bonus   Other(a)
--------------------------------------------------------------------
Carl Steiner             1997(b) $140,244        $17,249 $16,439
 (President & Chief      1998(c) $138,665        $17,055 $16,254
 Executive Officer)      1999(d) $132,852        $16,340 $15,573

Robert Eckert            1997(b) $140,244        $23,713 $16,439
 (Controller & Chief     1998(c) $138,665        $22,347 $16,254
 Financial Officer)      1999(d) $132,852        $31,431 $15,573

(a) Represents premiums paid by Steiner Optik GmbH to fund an annuity for the benefit of Messrs. Steiner & Eckert. Steiner Optik GmbH purchased an annuity to fund their pensions effective on their attaining the age of 65 and equal to 50% of their then current compensation from Steiner Optik GmbH (the "Pension Amount"). The Pension Amount will be payable for the balance of their respective lives. Upon their death, their widows will be entitled to receive, for the balance of their respective lives, an amount equal to 60% of the Pension Amount, and their children will be entitled to receive an amount equal, in the aggregate, to 40% of the Pension Amount until they reach the age of 18 or, if they continue to be full-time students, until they reach the age of 28.

(b) Based upon an average exchange rate of DM 1.7392 per U.S. Dollar during 1997.

(c) Based upon an average exchange rate of DM 1.7590 per U.S. Dollar during 1998.

(d) Based upon an average exchange rate of DM 1.83597 per U.S. Dollar during 1999.

COMPENSATION OF DIRECTORS

	The executive officers do not hold any stock options, SAR or other equity-related incentives and do not participate in any incentive compensation plan. The members of the Board of Directors do not receive any compensation for their services qua members of the Board. Commencing January 1, 1998, however, each director of the Company has received $2,500 per month from the Company, and the Secretary of the Company has received $500 per month for work done by them under the agreement dated December 15, 1997, between the Company and Steiner Optik GmbH. Pursuant to that agreement, the Company undertook to advertise products manufactured by Steiner Optik GmbH in international markets, to conduct market surveys, to maintain customer contacts, to procure special orders and to draft contracts with the customers of Steiner Optik GmbH.

           		 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
    	      TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK
           		     AND TO INCREASE THE AUTHORIZED SHARES

                          				Introduction

	The Board has unanimously adopted a resolution (the "Resolution") that authorized the Board to cause to be filed, subject to shareholders' approval, an amendment to the Certificate of Incorporation of the Company (the "Amendment") that would (i) effect a reverse split of Common Stock at the ratio of 1:1,000 (the "Reverse Split") and (ii) authorize the Company to issue additional 850,000 shares of Common Stock of the Company. Carl Steiner, the holder of shares representing a majority of Common Stock, has given his written consent to the Resolution (the "Consent"). Under Delaware Corporation Law, the Consent is effective as shareholders' approval. The Amendment will be filed with the Secretary of State of Delaware on or after June 12, 2000, and become effective on the date of such filing (the "Effective Date").

	Pursuant to the Resolution and the Amendment, each 1,000 shares of Common Stock outstanding at the Effective Date will be exchanged for one post Reverse Split share of common stock of the Company ("New Common Stock"). The Amendment will also effect a reduction in the number of shares of Common Stock that the Company is authorized to issue from 150,000,000 shares of Common Stock, $0.00001 par value per share, to 150,000 shares of New Common Stock, $0.01 par value per share. No fractional shares or scrip will be issued; rather, stockholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive cash in the amount described below.

        	       Reasons for Approving the Reverse Stock Split

	The Company requires additional financing to fund its plan for continued growth. The Board has reviewed various alternatives for additional financing and came to the conclusion that an increase in the per share value of the Common Stock, which may result from a reduction in the number of outstanding shares through the Reverse Split, may improve the Company's prospects for obtaining additional financing by enhancing the marketability of the Common Stock.

	At the present time there is no quoted market for Common Stock. The Board believes that the Reverse Split is necessary to create a market for Common Stock. Simply put, "penny stock" has a bad name and an even worse reputation. Many brokerage firms are reluctant to recommend lower priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, to the detriment of the holders of, and the market for, Common Stock, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board believes that these issues are best addressed by an increase in inherent value per share of Common Stock that will occur as a result of the Reverse Split. The Board believes that, absent the Reverse Split, the Company is not likely to obtain any additional financing successfully. Accordingly, the Board believes that the proposed Reverse Split is essential to the Company's prospects for raising additional financing through the sale of its Common Stock.

	The management is not aware of anyone currently making a market in the shares of Common Stock. The management is not seeking actively either a market maker or an additional financing at this time. Accordingly, the management does not anticipate that, immediately following the implementation of the Reverse Split, there will be a resumption in trading of Common Stock in the over-the-counter market or elsewhere. Moreover, the management cannot offer any assurance that, in the event the trading resumes, the market price of the shares of New Common Stock will be greater, proportionately or otherwise, than it would have been in the absence of the Reverse Split. Nevertheless, for the reasons set forth hereinabove, the Board believes that the implementation of the Reverse Split is advisable at this time.

               	  General Effect of the Reverse Split

	The New Common Stock will not be different from the Common Stock, except that the par value of the New Common Stock will be $.01 per share and the par value of the existing Common Stock is $.00001 per share. The holders of the New Common Stock will have the same relative rights following the Effective Date as they had prior thereto.

	 The effect of the Reverse Split on the aggregate number of Common Shares at December 31, 1999, is set forth in the table below. The column labeled "After Reverse Split and Reduction of Common Shares Authorized" does not reflect any adjustments that may result from the repurchase of fractional shares. The management cannot calculate at this time the number of fractional shares that will result from the Reverse Split. The management does not anticipate that such number will be material.

                      				      Prior to           After
                      				      Reverse Split      Reverse Split
                      				      and Reduction of   and Reduction of
                      				      Common Shares      Common Shares
                      				      Authorized         Authorized
---------------------------------------------------------------------------
Number of Shares(a)
Common Stock
	Authorized ................... 150,000,000       150,000
	Issued and outstanding ....... 149,275,984       149,276
	Available for issuance .......     724,016           724
	Par value per share ..........    $0.00001         $0.01

    Exchange of Stock Certificates and Liquidation of Fractional Shares

	On the Effective Date the outstanding certificates representing shares of Common Stock will be automatically converted into certificates representing shares of New Common Stock. Every stockholder who surrenders a certificate representing shares of Common Stock to the Company's transfer agent will receive a certificate representing the appropriate number of shares of New Common Stock, together with a cash payment in lieu of a fractional share, if any. The Company's transfer agent is:

		  Continental Stock Transfer & Trust Company
		  Two Broadway, 19th Floor
		  New York, N.Y. 10004
		  U.S.A.
		  Telephone: (212) 509-4000
		  Fax: (212) 616-7619

	No scrip or fractional certificates will be issued in connection with the Reverse Split. Rather, the Company will pay cash in lieu of any fraction of a share that any stockholder would otherwise receive. In the absence of any recent quotation prices per share of Common Stock provided by the National Quotation Bureau, Inc., Management has determined to pay for such fractional shares on the basis of the price of $10.00 per share of New Common Stock.

         	  Reasons for Approving the Increase in Authorized Shares

	The amendment to the Company's certificate of incorporation will change the currently authorized 150,000,000 shares of Common Stock into 150,000 shares of New Common Stock. In addition, the amendment will increase the authorized capital stock by 850,000 shares of New Common Stock. Accordingly, after the filing of the amendment the authorized capital stock will consist of 1,000,000 shares of New Common Stock. The management has the following three (3) reasons to increase the authorized capital stock:

	1. In 1993-94 Carl Steiner, the principal shareholder of the Company, made much needed contributions in the aggregate amount of DM 1,000,000 (roughly $600,000 at then prevailing exchange rate) to the capital of the Company. (He contributed DM 250,000 on December 31, 1993, and DM 750,000 on December 31, 1994.) The management intended to issue, in consideration of this contribution, equity securities to Mr. Steiner, but decided to delay such action until the Company complied with its reporting requirements under the Securities and Exchange Act of 1934. The Company has recently complied with such requirements. Accordingly, the management intends to compensate Mr. Steiner for his contribution to the capital of the Company by issuing to him 250,000 shares of New Common Stock on or after the Effective Date.

	2. The management needs shares to fund the 2000 Stock and Stock Option Plan being adopted by the Company. The Plan is described herein below.

	3. The management finds it useful to have a reserve of the shares of Common Stock available for issuance from time to time in connection with the prospective acquisition of other businesses, to raise additional capital for the Company or for other corporate purposes that have not yet been identified.

                    			    No Dissenters Rights

	Under Delaware law, stockholders are not entitled to dissenters' rights with respect to the Amendment that will effect the Reverse Split and increase the authorized capital stock.



            ADOPTION OF THE 2000 STOCK AND STOCK OPTION PLAN

	To date, neither the Company nor its subsidiary, Steiner Optik GmbH, has established an incentive plan for the management of the Company. The Company needs to establish a flexible equity incentive plan that would offer tax-advantaged equity incentives to the Company's management and employees. Accordingly, the Board of Directors has approved, and Mr. Steiner has consented to the adoption of, the 2000 Stock and Stock Option Plan (the "Plan"). The Board of Directors intends to use the Plan in order to persuade qualified individuals to become employees of the Company, to give employees of the Company another incentive to contribute to its growth, and to reward the management for past services.


        	      Summary of the 2000 Stock and Stock Option Plan

	STOCK OPTIONS. The Plan provides for grants of stock options thereunder. The Board of Directors will determine the number of shares subject to options and all other terms and conditions of the options. No option will have a term of more than 10 years. The Board of Directors will provide a vesting schedule for each option. No option will be transferable, except by will or the laws of inheritance.

	Some of these options may qualify under Section 422 of the Internal Revenue Code of 1986 (the "Code"), and others may not. Stock options designed to qualify thereunder are referred to hereinafter as incentive stock options. All other stock options are referred to hereinafter as non-qualified stock options. The essential differences between incentive stock options and non-qualified stock options, as well as the differences in tax treatment under the Code are described below.

	For as long as the exercise price of a stock option is fair to the Company, the Board of Directors may put any price on the exercise of a stock option. In order to qualify under Section 422 of the Code, however, the exercise price of an incentive stock option may not be less than (i) 110% of the fair market value of a share of New Common Stock on the date the stock option is granted to a shareholder who owns 10% or more of the voting power in the Company, and (ii) 100% of the fair market value of a share of New Common Stock on the date the stock option is granted to anyone else.

	All options granted under the Plan shall expire not later than ten
(10) years from the date of the grant. Every incentive stock option granted to a shareholder who owns 10% or more of the voting power in the Company, will expire not later than five (5) years after the grant.

	Grants of incentive stock options are limited in that the aggregate exercise price of all stock options, incentive and otherwise, vesting in one employee in any single calendar year may not exceed $100,000. There is no limit on vesting of non-qualified stock options.

	RESTRICTED STOCK. The Board of Directors may grant restricted stock under the Plan. Each share of restricted stock will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Board of Directors deems appropriate. Such restrictions may include, by way of example, but not limitation, restrictions on transferability of the shares and continued employment of the grantee. In order to qualify a grant of restricted stock under Section 162(m) of the Code, the Board of Directors may condition vesting of the grant on the attainment of specific performance goals, using the same criteria as described below for performance shares.

	PERFORMANCE SHARES. The Board of Directors may also award "performance shares" under the Plan. Such incentive awards are contingent and may be converted into shares of Common Stock only if specific performance goals are achieved over a period of not less than one year. If the performance goals are not achieved, the awards are forfeited or reduced. A performance share is equivalent in value to a share of Common Stock. Unless limited by the Board of Directors, participants in the Plan may receive dividend equivalents on performance shares.

	ELIGIBILITY FOR PARTICIPATION. All employees of the Company, non-employee directors of the Company, and consultants performing services for the Company (other than services in connection with raising capital or promoting the stock of the Company) are eligible to participate in the Plan. The Board of Directors will have sole discretion as to the selection of persons eligible to participate in the Plan.

	AVAILABLE SHARES. The Board of Directors shall have the authority to make awards under the Plan, over a ten year period, providing for the issuance, in the aggregate, of up to three hundred thousand (300,000) shares of Common Stock. After the tenth anniversary of the Effective Date, no award may be made.

	AWARDS TO DATE. To date, the Board of Directors has made no award under the Plan. The Board of Directors intends to reward Carl Steiner and Robert Eckert, the President of the Company and its Chief Financial Officer, respectively, for their unceasing efforts on behalf of the Company over the past ten (10) years by awarding to each of them a stock option that would entitle the holder thereof, upon exercise, to purchase 25,000 shares of New Common Stock. To date, the Board has made no determination as to the timing of such award. Nor has the Board determined the exercise price per share. Lastly, the Company intends to award to each of them annually 7,500 shares of New Common Stock or an option to purchase, upon exercise, as many shares of New Common Stock, or a combination thereof, as incentive compensation paid to retain their services. The Board of Directors intends to grant the following stock options to the officers of the Company under the Plan during the next ten (10) years:

	Name and Position               Options to Be Granted
	------------------------------------------------------
	Carl Steiner, President         100,000 shares
	Robert Eckert, CFO              100,000 shares
	All officers as a group         200,000 shares


	FEDERAL INCOME TAX MATTERS RELATING TO STOCK OPTIONS. The Company believes that the following is an accurate summary of the principal U.S. Federal income tax consequences, under present law, of the issuance and exercise of stock options granted under the Plan. This summary is not intended to be exhaustive. Among other things, this summary does not describe state or local tax consequences.

	A participant will not be deemed to have received any income subject to tax at the time an incentive stock option or, under certain circumstances, a non-qualified stock option is granted. Nor will the Company be entitled to a tax deduction at that time.

	When a non-qualified stock option is exercised, the participant will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares of Common Stock purchased over the exercise price. The Company will be allowed a tax deduction in the year the shares are valued in an amount equal to the ordinary income that the participant is deemed to have received.

	 If an incentive stock option is exercised by a participant who is employed by the Company at the time of exercise or has been employed by the Company within three months prior to exercise, the participant will not be deemed to have received any income subject to tax at such time, although the excess of the fair market value of the Common Stock so acquired on the date of exercise over the exercise price will be an item of tax preference for purposes of the alternative minimum tax.

	The participant who exercises an incentive stock option and holds his shares of Common Stock for at least (i) one year after the exercise date and (ii) two years after the date of the grant will realize a long-term capital gain or loss, in the amount of the difference between the exercise price and the sales price, upon the subsequent sale of such shares.

	A "disqualifying disposition" of an incentive stock option will result whenever the shares of Common Stock acquired upon the exercise of an incentive stock option are not held for at least one year. At that time the participant will be deemed to have received an amount of ordinary income equal to the lesser of (a) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price, or (b) the excess of the amount realized on the disposition of the shares of Common Stock over the exercise price.

	If the amount realized on the "disqualifying disposition" of the shares of Common Stock exceeds the fair market value on the date of exercise, the gain on the excess of the ordinary income portion will be treated as capital gain. Any loss on the disposition of the shares of Common Stock acquired through the exercise of incentive stock options is capital loss.

	In the event of a "disqualifying disposition," the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant. In the absence of a "disqualifying disposition," no income tax deduction will be allowed to the Company with respect to the shares of Common Stock purchased by the participant through the exercise of an Incentive Stock Option.


                   			  *       *       *       *




                  STEINER OPTICS INTERNATIONAL, INC.

          		      2000 Stock and Stock Option Plan

ARTICLE 1. ESTABLISHMENT AND PURPOSE

	1.1 Establishment of the Plan. Steiner Optics International, Inc., a Delaware corporation (the "Company"), does hereby establish an incentive compensation plan described hereinbelow (the "Plan").

	1.2 Purpose of the Plan. The purpose of the Plan is to offer tax-advantaged equity incentives to the Company's management and employees and thereby to persuade qualified individuals to become employees of the Company, to link the personal interests of the Company's employees to those of the Company's shareholders and to promote the success and enhance the value of the Company by giving the Company' employees another incentive to contribute to its growth, as well as to reward the management for past services.

	1.3 Effective Date of the Plan. The Plan shall become effective on or after June 12, 2000.

ARTICLE 2. DEFINITIONS

	Whenever used in the Plan, the following terms shall have the meanings set forth below:

	(a) "Award" means, individually or collectively, a grant under this Plan of non-qualified stock options, incentive stock options, restricted stock, or performance shares.

	(b) "Award Agreement" means an agreement between the Company and an employee participating in the Plan, setting forth the terms and provisions applicable to Awards granted to such employee thereunder.

	(c) "Board" means the Board of Directors of the Company.

	(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

	(e) "Consultant" means a natural person under contract with the Company to provide bona fide services to the Company which are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

	(f) "Director" means any individual who is a member of the Board.

	(g) "Disability" means inability of an employee participating in the Plan to perform his or her normal employment functions due to any medically determinable physical or mental disability that can last or has lasted 12 months, or is expected to result in death.

	(h) "Eligible Person" means Director, Consultant or Employee (as defined below).

	(i) "Employee" means any officer or employee of the Company; provided, however, that, for purposes of the Plan, Directors who are not otherwise employed by the Company shall not be considered Employees.

	(j) "Employment" means the condition of being an Employee, Director or Consultant, as the case may be, of the Company. A change in status within the categories of Eligible Persons shall not be deemed a termination of Employment.

	(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

	(l) "Exercise Price" means the price at which a Share of the Company's common stock may be purchased by an employee participating in the Plan pursuant to an Option (as defined below).

	(m) "Fair Market Value" means (i) the closing price of the Shares (as defined below) reported on the principal market for the Shares on the relevant date (or, if there were no sales on such date, on the next preceding trading date); (ii) when a public market is quoted without closing prices, the mean of the closing high bid and low ask on the relevant date (as reported on the principal market for the Shares); or (iii) when there is no public market for the Shares, the value determined from time to time by the Board.

	(n) "Incentive stock option" means an option to purchase Shares from the Company, granted under this Plan and designed to qualify under Section 422 of the Code.

	(o) "Insider" shall mean an Eligible Person who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company within the meaning of Section 16 of the Exchange Act.

	(p) "Non-qualified stock option" means any option, other than incentive stock option, to purchase Shares from the Company, granted under this Plan.

	(q) "Option" shall mean any option to purchase Shares from the Company, granted under this Plan.

	(r) "Participant" means a person who holds an outstanding Award granted under the Plan.

	(s) "Performance Share" shall mean an Award granted to an Eligible Person pursuant to Article 8 hereof.

	(t) "Plan" means this 2000 Stock and Stock Option Plan.

	(u) "Restricted Stock" means an Award of Stock granted to an Eligible Person pursuant to Article 7 hereof.

	(v) "Restriction Period" means the period during which Shares of Restricted Stock are subject to restrictions or conditions under Article 7 hereof.

	(w) "Shares" or "Stock" means the shares of common stock of the Company.

ARTICLE 3. ADMINISTRATION

	3.1 Authority of the Board. The Board shall administer the Plan and all Awards hereunder and shall have full power, except as limited by law and subject to the provisions hereof, to select the recipients of Awards, to determine the size and types of Awards, to determine the terms and conditions of such Awards in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into thereunder, to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 10 hereof) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Board as provided in the Plan. Further, the Board shall make all other determinations necessary or advisable for the administration of the Plan.

	No Award may be made under the Plan after the tenth anniversary thereof.

	All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Eligible Persons, Participants, and their estates and beneficiaries.

	Subject to the terms hereof, the Board is authorized, and shall not be limited in its discretion, to use any of the performance criteria set forth in Section 8.3(a) hereof in its determination of Awards under this Plan.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

	4.1  Number of Shares. Subject to adjustment as provided in Section
4.2 hereof, the number of Shares available for grant under the Plan shall not exceed three hundred thousand (300,000) Shares. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares.

	Without limiting the discretion of the Board under this section, unless otherwise provided by the Board, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

	(a) The grant of an Option or a Restricted Stock Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award; provided, however, that Shares previously owned by a Participant and used by him or her to pay the Exercise Price or any taxes, or withheld to pay taxes, shall be available for regrant hereunder.

	(b) The number of Performance Shares granted hereunder shall be deducted from the number of Shares available for grant hereunder, except that the Performance Shares that cannot be, or are not, converted into Shares and distributed to the Participant (after any applicable tax withholding) following the end of the Performance Period shall be available for regrant hereunder.

	(c) If any Award granted hereunder is canceled, terminates, expires, or lapses for any reason, Shares subject to such Award shall be available for regrant of an Award under the Plan.

	4.2 Adjustments in Authorized Plan Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation,
Stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Board shall adjust (i) the number and class of Shares that may be delivered hereunder, (ii) the number, class and/or price of Shares subject to outstanding Awards granted hereunder, and/or (iii) the number of outstanding Options, Shares of Restricted Stock, and Performance Shares constituting outstanding Awards, as the Board determines, in its sole discretion, to be appropriate and equitable to prevent dilution or enlargement of rights.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

	5.1 Eligibility. All Eligible Persons are eligible to participate in this Plan.

	5.2 Actual Participation. The Board will have sole discretion, subject to the provisions thereof, to select recipients of any Awards among Eligible
Persons and to determine the nature and amount of each Award. No Eligible
Person is entitled to receive an Award unless so selected by the Board.

ARTICLE 6. OPTIONS

	6.1 Grant of Options. The Board may, subject to the terms and provisions hereof, grant incentive stock options, non-qualified stock options, or a combination thereof, to Eligible Persons at any time. The Board shall determine, in its sole discretion, the number of Shares subject to Options granted to each Eligible Person and terms and conditions of such grants.

	6.2 Form of Issuance. Each Option grant may be issued in the form of an Award Agreement and/or may be recorded on the books and records of the Company for the account of the Participant. The Board shall determine whether to issue an Option in the form of an Award Agreement or otherwise. The terms and conditions of an Option shall be set forth in the Award Agreement, in the notice of the issuance of the grant, or in other documents chosen by the Board to reflect the grant and shall include the Exercise Price, the duration of the Option, the number of Shares subject to the Option (unless otherwise provided by the Board, each Option may be exercised to purchase one Share), and any other provisions determined by the Board, including, without limitation, whether the Option is intended to be an incentive stock option or a non-qualified stock option.

	6.3 Exercise Price. For as long as the Exercise Price of an Option is fair to the Company, the Board of Directors may put any Exercise Price on an Option. In order to qualify under Section 422 of the Code, however, the exercise price of an incentive stock option may not be less than (i) 110% of the Fair Market Value of a Share on the date the Option is granted to a shareholder who owns 10% or more of the voting power in the Company, and
(ii) 100% of the Fair Market Value of a Share on the date the Option is granted to anyone else.

	6.4 Duration of Options. The Board shall determine the duration of each Option at the time of grant thereof and may extend the duration thereof in its sole discretion; provided, however, that (i) all Options granted hereunder shall expire not later than ten (10) years from the date of the grant and (ii) every incentive stock option granted to a shareholder who owns 10% or more of the voting power in the Company, will expire not later than five (5) years after the grant.

	6.5 Vesting of Options. The Board of Directors will provide a vesting schedule for each Option. Grants of incentive stock options are limited in that the aggregate exercise price of all stock options, incentive and otherwise, vesting in one employee in any single calendar year may not exceed $100,000. There is no limit on vesting of non-qualified stock options.

	6.6 Exercise of Options. Participants shall exercise Options by delivery of (i) an irrevocable written notice, setting forth the exact number of Shares subject to such exercise, and (ii) payment of the Exercise Price to the Secretary of the Company (or, if so provided by the Company, to its designated agent). A notice delivered via e-mail or telefax shall be deemed a valid written notice hereunder. If the Option is being exercised by a person other than the Participant, the Company or its designated agent may require appropriate documentation authorizing such person to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

	     Options granted hereunder shall be exercisable at such times and be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Board deems appropriate in each instance; such times, restrictions and conditions need not be the same for each grant or for each Participant.

	6.7 Payment. The Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment therefor has been received.

	Payment may be made:

	(a) in cash, or

	(b) unless otherwise provided by the Board at any time, and subject to such additional terms and conditions and/or modifications as the Board or the Company may impose from time to time, and further subject to suspension or termination of this provision by the Board or the Company at any time, by:

	    (i) delivery of Shares owned by the Participant in partial (if in partial payment, then together with cash) or full payment (if a fractional Share remains after payment of the Exercise Price in full by previously owned Shares, then the fractional Share shall be withheld for taxes); provided, however, that as a condition to paying any part of the Exercise Price in Stock, at the time of exercise of the Options, the Participant must establish to the satisfaction of the Company that the Stock tendered to the Company has been held by the Participant for a minimum of six (6) months preceding the tender; or

	    (ii) if the Company has designated a stockbroker to act as the Company's agent to process exercises of Option, the issuance of an exercise notice, together with instructions to such stockbroker, irrevocably instructing the stockbroker: (a) to sell immediately a sufficient portion of the Shares to pay the Exercise Price of the Options being exercised and the required tax withholding, and (b) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. When the stockbroker sells any Shares on behalf of a Participant, the stockbroker is acting solely as the agent of the Participant; the Company disclaims any responsibility for the actions of the stockbroker in making any such sales. No Stock shall be issued until the settlement date and until the proceeds (equal to the Option Price and tax withholding) are paid to the Company.

	If payment is made by delivery of Shares, the value of the Shares delivered shall be equal to the Fair Market Value of the Shares on the day preceding the date of exercise of the Option.

	6.8 Termination of Employment. Unless otherwise provided by the Board, the following limitations on exercise of Options shall apply upon termination of Employment:

	(a) Termination by Death or Disability. In the event the Employment of a Participant terminates by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of termination of Employment and may be exercised, if at all, on or before the earlier of (i) expiration date of the Options pursuant to their terms and
(ii) three (3) years from the date of the termination of Employment.

	(b) Retirement or Other Termination of Employment. If the Employment of a Participant terminates for any reason other than the reasons set forth in paragraph (a) above, all outstanding Options vested as of the effective date of termination of Employment may be exercised, if at all, on or before the earlier of (i) expiration date of the Options pursuant to their terms and
(ii) thirty (30) days from the date of the termination of Employment. Notwithstanding anything to the contrary in paragraph (a) above, in the event of the death of the Participant after the termination of Employment, his Options shall be exercised in accordance with this paragraph (b).

	(c) Options not Vested at Termination. Except as provided in paragraph (a) above, all Options held by the Participant that are not vested on or before the effective date of termination of Employment shall be immediately forfeited to the Company (and shall once again become available for grant hereunder).

	(d) Notwithstanding the foregoing, the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination of Employment, but no such modification shall shorten the terms of Options issued prior to such modification.

	6.9 Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Board:

	(a) During the Participant's lifetime, the Participant's Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative. After the death of the Participant, an Option shall be exercised only by the holder thereof (including, but not limited to, an executor or administrator of the Participant's estate) or his guardian or legal representative.

	(b) No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant's death; and (ii) in the case of any holder after the Participant's death, only by will or the applicable laws of inheritance.

ARTICLE 7. RESTRICTED STOCK

	7.1 Grant of Restricted Stock. The Board may grant, subject to the terms and provisions hereof, at any time and from time to time, Shares of Restricted Stock to Eligible Persons. Each Share of Restricted Stock will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Board deems appropriate. Such restrictions may include, by way of example, but not limitation, restrictions on transferability of the Shares and continued Employment of the Participant. In order to qualify a grant of Restricted Stock under Section 162(m) of the Code, the Board may condition vesting of the grant on the attainment of specific performance goals, using the same criteria as described in Article 8 hereof for Performance Shares.

	7.2 Form of Issuance of Restricted Stock. Each grant of Shares of Restricted Stock may be issued in the form of a Restricted Stock Award Agreement and/or may be recorded on the books and records of the Company for the account of the Participant. The Board shall determine whether or not to enter into a Restricted Stock Award Agreement with the recipient of a Restricted Stock Award. The terms and conditions of a Restricted Stock Award shall be set forth in the Restricted Stock Award Agreement, in a notice of the Award to the Participant, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as the Board shall deem appropriate.

	7.3 Transferability. Except as otherwise provided in this Article 7, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Board. The Restriction Period may not be less than one year.

	7.4 Other Restrictions. The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted hereunder as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable federal or state securities laws. The Board may affix a legend to the certificates representing Restricted Stock to give appropriate notice of such restrictions.

	The Company shall also have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

	7.5  Removal of Restrictions. Except as otherwise provided in this
Article 7, Shares of Restricted Stock subject to each grant made hereunder shall become freely transferable by the Participant after the last day of the Restriction Period and completion of all conditions to vesting, if any. The Board may, however, in its sole discretion, immediately waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

	7.6 Voting Rights, Dividends and Other Distributions. During the Restriction Period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such Shares. The Board may, in its sole discretion, subject other cash dividends and other distributions paid to Participants with respect to Shares of Restricted Stock to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid; provided, however, that if any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

	7.7 Termination of Employment Due to Death or Disability. In the event the Employment of a Participant terminates by reason of death or Disability, all Restriction Periods and all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of termination of Employment, unless otherwise provided by the Board prior to or at the time of the Award.

	7.8 Termination of Employment for Other Reasons. If the Employment of a Participant terminates for any reason other than those set forth in
Section 7.7 hereof, all Shares of Restricted Stock held by the Participant that are not vested as of the effective date of termination of Employment shall be immediately forfeited and returned to the Company.

ARTICLE 8.  PERFORMANCE SHARES

	8.1 Grants of Performance Shares. The Board may grant, subject to the terms hereof, Performance Shares to Eligible Persons at any time and from time to time. A Performance Share is equivalent in value to a Share. Awards of Performance Shares are contingent; they may be converted into shares of Common Stock only if specific performance goals set forth in paragraph 8.3 hereof are achieved over a period of not less than one year. The Board shall determine, in its sole discretion, the number of Performance Shares awarded to each Participant.

	8.2 Performance Period. The Performance Period for Performance Shares is the period over which the Performance Goals are measured. The Board shall set the Performance Period for each Award; provided, however, that an Award may not have a Performance Period of less than one year.

	8.3 Performance Goals. For each Award of Performance Shares, the Board shall establish performance objectives ("Performance Goals") for the Company, based on the Performance Criteria and other factors set forth below. Performance Goals shall include payout tables, formulas or other standards to be used in determining the extent to which the Performance Goals are met, and, if met, the number of Performance Shares distributed to Participants in accordance with Section 8.5 hereof. All Performance Shares that may not be converted under the Performance Goals or for any other reason after the end of the Performance Period, or are reduced by the Board under Section 8.5 hereof, shall be canceled at the time they would otherwise be distributable. When the Board designs an Award to qualify under Section 162(m) of the Code, the Board shall establish the Performance Goals for the respective Performance Shares prior to, or within 90 days of, the beginning of the service relating to such Performance Goal, and not later than after 25% of such period of service has elapsed. For all other Awards, the Performance Goals must be established before the end of the respective Performance Period.

	(a) The Board may use, in its sole discretion, the following Performance Criteria or any combination thereof:

(1) FINANCIAL PERFORMANCE OF THE COMPANY. Such financial performance may be based on net income generated, reduced debt-to-equity ratio, increased working capital, higher profits and/or value added (e.g., after-tax cash operating profit less depreciation less capital charges).

(2) OPERATING PERFORMANCE OF THE COMPANY. Such operating performance may be measured in terms of sales, costs, the market share of a product, returns on net assets, returns on assets, returns on capital, profit margins, and/or operating revenues, expenses or earnings.

(3) PERFORMANCE OF COMMON STOCK. Such performance may be measured in terms of price, return on stockholders' equity, total stockholders' return (e.g., stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per share.

	(b) In its determination of whether, or the extent to which, Performance Goals are met, the Board shall, except to the extent it may otherwise provide, disregard the following events, if they occur during a Performance Period and directly affect such determination:

   -  changes in accounting principles;
   -  extraordinary items;
   -  changes in tax laws affecting net income and/or value added;
   -  natural disasters, including floods, hurricanes, and earthquakes; and
   -  intentionally inflicted damage to the property of the Company.

The Board shall make no such adjustment to the extent such adjustment would cause the Performance Shares to fail to satisfy the performance-based exemption of Section 162(m) of the Code.

	8.4 Dividend Equivalents on Performance Shares. Unless limited by the Board, Participants may receive, for each Performance Share awarded to the Participant, a cash payment in an amount equal to the dividend payable on one Share on the record date for the dividend and not converted, distributed or canceled.

	8.5 Form and Timing of Payment of Performance Shares. As soon as practicable after the applicable Performance Period has ended and all other conditions (other than actions of the Board) to the conversion and distribution of a Performance Share Award have been satisfied (or, if applicable, at such other time determined by the Board at or before the establishment of the Performance Goals for such Performance Period), the Board shall determine whether, and the extent to which, the Performance Goals were met for the applicable Performance Shares. If Performance Goals have been met, then the number of Performance Shares to be converted into Stock and distributed to the Participants shall be determined in accordance with the Performance Goals for such Awards, subject to any limits imposed by the Board. Performance Shares shall be converted as soon as reasonably administratively possible following the determination of the number of Shares to which the Participant is entitled. At any time prior to the distribution of the Performance Shares, the Board shall, unless it provides otherwise, have the authority to reduce or eliminate the number of Performance Shares to be converted.

	8.6 Termination of Employment Due to Death or Disability. If the Employment of a Participant terminates by reason of death or Disability, the Participant shall receive, unless the Board provides otherwise prior to or at the time of an Award, a distribution of all outstanding Performance Shares calculated as if all unfinished Performance Periods had ended with 100% of the Performance Goals achieved, payable in the year following the date of termination of Employment.

	8.7 Termination of Employment for Other Reasons. If the Employment of a Participant terminates for any reason other than those set forth in Section
8.6 above, the number of Performance Shares to be converted and distributed shall be based upon the achievement of the Performance Goals and in accordance with all other terms of the Award and the Plan; provided, however, that the Participant may not receive more than a prorated payout of all Performance Shares, based on the portions of the respective Performance Periods that have been completed.

	8.8 Nontransferability. Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or applicable laws of inheritance.

ARTICLE 9.  EMPLOYEE MATTERS

	9.1 Employment Not Guaranteed. Nothing in the Plan shall interfere with, or limit in any way, the right of the Company to terminate any Participant's Employment at any time; or confer upon any Participant any right to continue in the employ of the Company.

	9.2 Participation. No Eligible Person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

	9.3 Claims and Appeals. Any claim under the Plan by a Participant or anyone claiming through a Participant shall be presented to the Board. Any person whose claim under the Plan has been denied may, within sixty (60) days after receipt of notice of such denial, submit to the Board a written request for review of the decision denying the claim. The Board shall determine conclusively all questions arising in the administration of the Plan for all parties.

ARTICLE 10. AMENDMENT, MODIFICATION, AND TERMINATION

	10.1 Amendment, Modification, and Termination. The Board shall have the exclusive right to alter, amend or revoke the Plan or any part thereof at any time and from time to time; provided, however, that the Board may not, without the approval of the holders of a majority of the voting Shares, make any alteration or amendment to the Plan, changing the aggregate number of Shares that may be issued under the Plan, extend the term of the Plan, or change the Eligible Persons or class of Eligible Persons. The Board may at any time suspend or terminate the Plan in whole or in part.

	10.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 11. WITHHOLDING

	11.1 Tax Withholding. The Company shall deduct or withhold an amount sufficient to satisfy federal, state, and local taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event arising or resulting from this Plan ("Withholding Taxes").

	11.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, upon the distribution of Performance Shares in the form of Stock, or upon any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock having a Fair Market Value on the date the tax is to be determined in an amount equal to the Withholding Taxes on such Stock. Any fractional Share remaining after the withholding shall be withheld as additional federal withholding.

	Unless otherwise determined by the Board, when the method of payment for the Exercise Price is from the sale by a stockbroker, pursuant to Section 6.7(b)(ii) hereof, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

	Prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, that the Board may prohibit or limit any individual election or all such elections at any time.

	11.3 Payment In Lieu of Share Withholding. Whenever the Company is required to withhold Stock pursuant to Section 11.2 above, the Participant may, in lieu of all or part of such withholding, remit to the Company an amount in cash sufficient to satisfy the federal, state and local withholding tax requirements or may direct the Company to withhold from other amounts payable to the Participant, including salary.

ARTICLE 12. SUCCESSORS

	All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 13. LEGAL CONSTRUCTION

	13.1 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

	13.2 Requirements of Law. The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

	13.3 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to comply with a condition of Rule 16b-3 or its successors, it shall not apply to the Insiders or transactions thereby.

	13.4 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware.

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